                                THE TORO COMPANY
                CHIEF EXECUTIVE OFFICER INCENTIVE AWARD AGREEMENT


         AGREEMENT ("Agreement") dated as of July 31, 1995, as amended July 31, 1997 and as amended and restated July 31, 1998, by and between The Toro Company, a Delaware corporation (the "Company"), and Kendrick B. Melrose, its Chief Executive Officer ("Mr. Melrose").

1. PURPOSE. The purpose of this Agreement is to implement The Toro Company Chief Executive Officer Succession Plan (the "Plan") pursuant to which the Company will grant to Mr. Melrose a Restricted Stock and Performance Unit award and enter into a post-retirement and noncompetition agreement with Mr. Melrose, subject to the terms and conditions of the Plan and to Mr. Melrose's acceptance of the terms and conditions thereof.

2.       GRANT OF AWARD.

         a. GRANT OF RESTRICTED STOCK. The Company hereby grants to Mr. Melrose the number of whole shares of Common Stock having an aggregate fair market value of $500,000 on July 31, 1995 (the "Restricted Stock"), subject to forfeiture or reduction of the number of shares in the event performance goals set forth in Subsection 3.a.i(A) (the "Performance Goals") are not achieved and to the other terms and conditions of the Plan; provided however that in the event the fair market value of the Common Stock on the date of vesting of the Restricted Stock is less than the fair market value on July 31, 1995, the Company shall make an aggregate payment to Mr. Melrose of the difference between the fair market value on the date of vesting of the Restricted Stock and the fair market value on July 31, 1995. Fair market value shall mean the closing price of the Common Stock on the New York Stock Exchange as reported in THE WALL STREET JOURNAL.

         b. GRANT OF PERFORMANCE UNITS AND ANNUITY PURCHASE. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to Mr. Melrose performance units equal to the number of whole shares of Common Stock having an aggregate fair market value of $500,000 on July 31, 1995 (the "Performance Units"), which Performance Units shall be subject to forfeiture or reduction in the event the Performance Goals set forth in the Plan and in Subsection 3.a.i(A) hereof are not achieved and to the other terms and conditions of the Plan and this Agreement. Each Performance Unit shall have a value equal to the fair market value of one share of Common Stock, from time to time, provided however that the value shall not be less than the fair market value of one share of Common Stock on July 31, 1995. Performance Units shall be evidenced by this Agreement. An amount equal to the aggregate value of the Performance Units remaining at the date of Mr. Melrose's retirement, after forfeiture, if any, shall be utilized by the Company to purchase a retirement annuity payable to Mr. Melrose until his 75th birthday, or to his estate or beneficiaries, and for no other purpose, subject to the condition that Mr. Melrose enter into and comply with the terms and conditions of a noncompetition agreement, in accordance with Subsections 2.c. and 3.b. hereof.

         c. POST-RETIREMENT CONSULTING AND NONCOMPETITION AGREEMENT. Subject to the terms and conditions of the Plan and this Agreement, the Company shall enter into a post-retirement consulting and noncompetition agreement with Mr. Melrose, providing for the payment of an aggregate amount of up to $500,000, which amount shall be adjusted not less than once annually to reflect increases in the consumer price index and which may be utilized to pay expenses of office and support services for Mr. Melrose for a period of five years following the date of his retirement.

3.       TERMS, CONDITIONS AND RESTRICTIONS.

         a. RESTRICTED STOCK AND PERFORMANCE UNIT PERFORMANCE GOAL RESTRICTIONS. The obligation of the Company to deliver certificates representing the Restricted Stock granted hereunder and to utilize the aggregate value of the Performance Units to purchase a retirement annuity shall be subject to the terms, conditions and restrictions set forth in this Subsection 3.a.

                  i. VESTING OF RESTRICTED STOCK AND PERFORMANCE UNITS. Mr. Melrose's right to receive the Restricted Stock and the value of the Performance Units shall be subject to the vesting requirements set forth in this Subsection 3.a.i. and to the achievement by Mr. Melrose of the Performance Goals set forth in Subsection 3.a.i.(A) hereof not later than the last day of the period specified to achieve such performance (the "Restricted Period"). Upon achievement of a Performance Goal within an applicable Restricted Period, the restrictions shall lapse with respect to the specified portion of Restricted Stock, which specified portion shall vest and become nonforfeitable. Upon achievement of a Performance Goal within an applicable Restricted Period, the restrictions shall lapse with respect to the specified portion of Performance Units, which specified portion shall vest and become nonforfeitable, subject to the further condition that Mr. Melrose enter into and comply with the terms and conditions of a noncompetition agreement in accordance with Subsections 2.c and 3.b. If Mr. Melrose does not enter into a noncompetition agreement or does not comply with the terms and conditions of such a noncompetition agreement, then Mr. Melrose shall forfeit the value of the Performance Units or, if a retirement annuity has been acquired by the Company, the retirement annuity.


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                           (A) The following table sets forth the Performance
                               Goals, the schedule for achievement of each Performance Goal and the portion of Restricted Stock and Performance Units in which rights vest upon such achievement.


Performance Goal                            Restricted Period        Portion of           Portion of
to be Achieved                              (July 31, 1995           Shares of Re-        Performance
                                            through earlier of       stricted Stock       Units to
                                            date shown or            to Vest Upon         Vest Upon
                                            Goal Achievement)        Achievement          Achievement
Goal 1:
CEO and senior management
succession plan developed
and progress towards fulfill-
ment of the plan, approved
by Board of Directors                       October 31, 1999           15%              15%

Goal 2:
Potential CEO successor
identified with approval
of Board of Directors
and continued development
of senior management team                   October 31, 2000          15%               15%

Goal 3:
CEO successor who was
identified and developed
by Mr. Melrose is elected
as CEO by Board of
Directors                                   October 31, 2003           70%              70%

                           (B) Early Selection of Successor. Notwithstanding
                               any other provision of the Plan, in the event that the Board of Directors elects as Mr. Melrose's successor the individual identified and developed by Mr. Melrose, and such successor is in place as chief executive officer of the Company and Mr. Melrose elects to retire prior to the last day of the final Restricted Period, but no earlier than July 31, 1997, all Restricted Stock and Performance Units shall vest in full and become nonforfeitable, subject to the condition with respect to the Performance Units that Mr. Melrose enter into and comply with the terms


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

                               and conditions of a noncompetition agreement in accordance with Subsection 3.b.

                           (C) The Special CEO Succession Subcommittee of the
                               Compensation Committee of the Board of
                               Directors (the "Committee") shall be
                               responsible for certifying in writing to the Company that an applicable Performance Goal has been met by Mr. Melrose prior to release and delivery of certificates representing the shares of Restricted Stock or payment of the value of Performance Units for the purchase of a retirement annuity to Mr. Melrose.

                           (D) The terms of this Agreement are not intended
                               to, and do not, impose on Mr. Melrose a
                               mandatory retirement date not otherwise
                               applicable to employees of the Company
                               generally, and Mr. Melrose shall not be
                               obligated to retire as an officer of the Company in order to obtain the benefits of this Agreement.

                  ii. LIMITS ON TRANSFER OF RESTRICTED STOCK AND PERFORMANCE UNITS. Shares of the Restricted Stock which have not vested in accordance with the provisions of Subsection 3.a.i. hereof may not be sold, transferred, pledged, assigned or otherwise encumbered. Performance Units may not be sold, transferred, pledged, assigned or otherwise encumbered at any time and the value of Performance Units may be utilized only for the purpose of purchasing the retirement annuity referred to the Subsection 2.b. hereof.

                  iii. TERMINATION, DEATH OR DISABILITY. In the event that the Board of Directors terminates Mr. Melrose's employment other than for cause (as defined in Subsection 3.c. hereof) and elects as Mr. Melrose's successor a chief executive officer who was identified and developed by Mr. Melrose, or in the event of the termination of Mr. Melrose's employment due to his death or disability, then all shares of Restricted Stock and Performance Units shall automatically vest in full, notwithstanding that Mr. Melrose does not enter into a noncompetition agreement in accordance with Subsections 2.c. and 3.b., and shall become nonforfeitable in the fiscal year following the year of the date of such event, and on the first day that such vesting would not cause the compensation to be deemed compensation with respect to the prior fiscal year.

         b. POST-RETIREMENT CONSULTING AND NONCOMPETITION AGREEMENT. The Company's agreement to pay any amount in connection with post-retirement consulting services to be provided by Mr. Melrose and its payment of the value of Performance Units for the purchase of a retirement annuity payable to Mr. Melrose pursuant to Subsection 2.b. shall be subject to and in consideration of Mr. Melrose's execution of an agreement not to compete with the Company by serving as an employee or member of the board of directors of or consultant to Rainbird, Jacobson or John Deere, or any successor thereof or similar competitor of the Company for a period of five years following the date of Mr. Melrose's retirement as Chief Executive Officer. The Company's agreement to pay any amount in connection with post-retirement consulting services to be provided by Mr. Melrose shall be subject to his agreement to provide consulting services to the Company for a period of five years following the date of his retirement; provided however that Mr. Melrose may elect to terminate the consulting agreement, but not the agreement not to compete, in which event any balance of the $500,000 amount referred to in Subsection 2.c. not then expended for Mr. Melrose's benefit shall be paid to Mr. Melrose over the remainder of the five year period. Mr. Melrose shall not have any right to receive payments pursuant to Subsection 2.c. or this Subsection 3.b. until and unless he shall have executed an agreement not to compete with the Company and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of the Plan, except as provided in Subsection 3.a.iii.

         c. TERMINATION OF EMPLOYMENT. Except as otherwise provided by Subsection 3.a. hereof, if Mr. Melrose resigns his employment with the Company or if his employment is terminated by the Board of Directors for cause during any Restricted Period, all shares of Restricted Stock and all Performance Units then subject to restrictions and all other rights under this Plan shall be forfeited by Mr. Melrose and the Restricted Stock shall be reacquired by the Company. For purposes of this Agreement, "Cause" shall mean: (i) the willful and continued failure of Mr. Melrose to perform substantially his duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Mr. Melrose by the Board of Directors of the Company which specifically identifies the manner in which the Board of Directors believes that Mr. Melrose has not substantially performed his duties, or (ii) the willful engaging by Mr. Melrose in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of Mr. Melrose, shall be considered "willful" unless it is done, or omitted to be done, by Mr. Melrose in bad faith or without reasonable belief that Mr. Melrose's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Mr. Melrose in good faith and in the best interests of the Company. The cessation of employment of Mr. Melrose shall not be deemed to be for Cause unless and until there shall have been delivered to Mr. Melrose a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board of Directors called and held for such purpose (after reasonable notice is provided to Mr. Melrose and Mr. Melrose is given an opportunity, together with counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, Mr. Melrose is guilty of the conduct described in Subsection 3.c.(i) or (ii) above, and specifying the particulars thereof in detail.

         d.       STOCK CERTIFICATES.

                  i. ISSUANCE. The Company shall issue a stock certificate or certificates representing the shares of Restricted Stock granted under the Plan. Such certificates shall be registered in Mr. Melrose's name and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the grant, substantially in the following form:

                  The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Chief Executive Officer Succession Incentive Plan and an agreement entered into between the registered owner and The Toro Company. Copies of the plan and agreement are on file in the offices of The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota 55420.

                  ii. ESCROW. Certificates representing the Restricted Stock shall be physically held by the Company or its nominee during any Restricted Period, and the Company may require, as a condition of the grant, that Mr. Melrose shall have delivered a stock power, endorsed in blank, with respect to any shares of the Restricted Stock. Upon the achievement of the Performance Goals with respect to any shares of Restricted Stock, as certified to by the Committee, the Company shall cause the certificate representing such shares of Restricted Stock to be removed from escrow and delivered to the Company for reissuance


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

and delivery of Common Stock in the name of Mr. Melrose. If any shares of Restricted Stock are to be forfeited, certificates representing such shares shall be delivered to the Company for reissuance in its name or cancellation and Mr. Melrose shall have no further interest in such stock.

                  iii. LAPSE OF RESTRICTIONS. When the Performance Goals set forth in Subsection 3.a.i.(A) have been achieved with respect to any portion of the shares of the Restricted Stock, the Company shall deliver to Mr. Melrose or his legal representative, beneficiary or heir not later than 60 days thereafter a certificate or certificates representing the Common Stock without the legend referred to in Subsection 3.d.i. hereof. The number of shares of Common Stock to be released shall be the same number as to which the Performance Goals have been achieved in accordance with Subsection 3.a.i.(A).

         e.       RIGHTS AS STOCKHOLDER.

                  i. RIGHT TO VOTE AND DIVIDENDS. Except as provided in Section 2 and this Section 3, Mr. Melrose shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive cash dividends with respect to the shares.

                  ii. ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock, the Committee shall make such substitution or adjustment in the aggregate number of shares of Common Stock reserved for issuance under the Plan or in the number of shares outstanding as Restricted Stock or in the number of Performance Units, as may be determined to be appropriate by the Committee, acting in its sole discretion, provided that the number of shares or Performance Units shall always be a whole number.

         f. CHANGE IN CONTROL. In the event of a Change of Control of the Company as hereinafter defined, whether or not approved by the Board of Directors, all shares of Restricted Stock shall immediately fully vest and be freely transferable.

Change of Control means:

                  i. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 15% or more of either (A) the then-outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection i., the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection iii. of this Subsection 3.f.; or

                  ii. Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  iii. Consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  iv. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

4. WITHHOLDING TAXES. The Company shall have the right to deduct from any settlement made under the Plan any federal, state or local taxes of any kind, including FICA and related


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

taxes, required by law to be withheld with respect to the vesting of rights to receive or payment of remuneration or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Common Stock is withheld or surrendered to satisfy tax withholding, such stock shall be valued at its fair market value as of the date such Common Stock is withheld or surrendered or the obligation to pay such taxes becomes fixed.

5. REGISTRATION RIGHTS. Mr. Melrose shall have the right to require that the Company promptly take all necessary steps to register or qualify the Restricted Stock, or Common Stock issued upon vesting of the Restricted Stock, under the Securities Act of 1933, as amended, and the securities laws of such states as Mr. Melrose may reasonably request. The Company shall keep effective and maintain any registration, qualification, notification or approval for such period as is reasonably necessary for Mr. Melrose to dispose of the Restricted Stock or Common Stock and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law. The Company shall bear all fees, costs and expenses of such registration, qualification, notification or approval.

6. COMPLIANCE WITH RULE 16b-3 AND SECTION 162(m). The grants of Restricted Stock and Performance Units made under this Agreement and the remuneration to be paid to Mr. Melrose as a consequence of the grants are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934 and to avoid the loss of the deduction referred to in paragraph (1) of Section 162(m) of the Internal Revenue Code of 1986, as amended. Anything in the Plan or this Agreement to the contrary notwithstanding, to the extent any provision of the Plan or this Agreement or action by the Committee fails to so comply or to avoid the loss of such deduction, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

7. EMPLOYMENT. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company to terminate Mr. Melrose's employment at any time, with the Company or any subsidiary of the Company, or shall confer upon Mr. Melrose any right to continue in the employ of the Company.

8. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders for approval shall be construed to limit the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the award of stock and cash awards otherwise than under the Plan, or to set compensation and retirement benefits and make such awards to Mr.
Melrose as either may deem desirable.

9. EXCLUSION FROM PENSION, PROFIT SHARING AND OTHER BENEFIT CALCULATIONS. By acceptance of the award made by this Agreement, Mr. Melrose agrees that the award or vesting of Restricted Stock and Performance Units constitute special incentive compensation that is not taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or profit sharing plan of the Company or any subsidiary. Mr. Melrose agrees further that such award shall not be taken into account in determining the amount of any life insurance coverage, short or long-term disability coverage or any other pay-based benefit provided by the Company or any subsidiary.

10. AMENDMENT. This Agreement may be amended, modified or terminated from time to time, to reflect any amendments, modifications or the termination of the Plan; provided however that no amendment may be adopted without the approval of the stockholders of the Company if such amendment requires stockholder approval pursuant to Rule 16b-3 or Section 162(m), and no amendment, modification or termination may be adopted without the written agreement of Mr. Melrose if such amendment, modification or termination would adversely affect his rights. Subject to the foregoing and the requirements of Section 162(m), the Board may, in accordance with the recommendation of the Committee and without further action on the part of stockholders of the Company or the consent of Mr. Melrose, amend the Plan to preserve the employer deduction under Section 162(m).

11. GOVERNING LAW. This Plan, awards granted under the Plan and agreements entered into under the Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, without giving effect to principles of conflicts of laws.

12. SUCCESSORS. Except as otherwise provided in the Plan or this Agreement, the Plan and this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and Mr. Melrose, his beneficiaries, heirs, executors, administrators and legal representatives.

         IN WITNESS WHEREOF, the Agreement has been executed and delivered by the Company as of the date first above set forth.

                                            THE TORO COMPANY



                                            Title: Vice President & Secretary

         I hereby agree to the terms and conditions of this Restricted Stock and Performance Unit Award grant made to me as of July 31, 1995, as amended July 31, 1997 and as amended and restated July 31, 1998 and as amended 5/13/99.

                                            KENDRICK B. MELROSE